EXHIBIT 99.1

AVX Corporation Announces Preliminary Second Quarter Results

FOUNTAIN INN, S.C. – October 24, 2018 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the second quarter ended September 30, 2018.

Chief Executive Officer and President, John Sarvis, stated, “We completed the second quarter of our fiscal year with net sales of $456.3 million, reflecting an increase over both the previous quarter and the same quarter in the prior year. Market conditions continued to be strong, resulting in healthy product demand in most of the markets we serve. Our gross profit of $126.5 million, or 27.7 percent, reflects solid operating performance, positively influenced by our operational efficiency programs, as well as an improved pricing trend in the market. Our distribution channel continues to experience favorable trends and reflect a positive outlook for succeeding quarters. While difficult to predict, we continue to be optimistic that demand for our electronic components and interconnect, sensing and control devices will remain strong during the remainder of the fiscal year.”

For the three and six month periods ended September 30, 2018, net sales were $456.3 million and $910.4 million, respectively, compared to net sales of $352.7 million and $684.0, respectively, for the same period last year. The increase in net sales for the three and six month periods ended September 30, 2018 reflect increased sales of $89.4 million and $187.1 million, respectively, in our Interconnect, Sensing and Control segment attributable to our acquisition of the AB Electronics sensing and control business and $31.8 million and $63.7 million, respectively, in our Electronic Components segment attributable to our acquisition of Ethertronics, Inc. The increased sales were partially offset by the loss of Kyocera resale product sales which were $1.4 million for the quarter ended September 30, 2018, as compared to $85.2 million for the same period last year, and $18.6 million for the six months ended September 30, 2018, as compared to $162.0 million for the same period last year.

Operating profit for the three month period ended September 30, 2018 was $85.6 million compared to $44.8 million for the same period last year. Operating profit for the six month period ended September 30, 2018 was $153.7million compared to $87.2 million for the same period last year.

Net income for the quarter ended September 30, 2018 was $72.1 million, or $0.43 per diluted share, as compared to net income for the quarter ended September 30, 2017 of $34.8 million, or $0.21 per diluted share.

Net income for the six month period ended September 30, 2018 was $128.0 million, or $0.76 per diluted share, as compared to net income of $66.3 million, or $0.39 per diluted share, for the six month period ended September 30, 2017.

Chief Financial Officer, Michael Hufnagel, stated, “In keeping with our long-term strategy, we continue to maintain our strong financial position allowing flexibility for investments in acquisitions, materials, equipment and people to support the long-term growth of the Company. As of September 30, 2018, we had cash, cash equivalents and short-term investments in securities of approximately $844.7 million, and no debt. We continued to provide value to our stockholders during the quarter by paying $19.4 million in dividends to stockholders.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of electronic components, interconnect, sensing and control devices and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
Net sales	$352,693	$456,328	$684,047	$910,444
Cost of sales	275,420	329,852	532,928	675,635
Gross profit	77,273	126,476	151,119	234,809
Selling, general & admin. expense	32,487	40,839	63,902	81,155
Profit from operations	44,786	85,637	87,217	153,655
Other income, net	4,254	3,295	6,167	6,047
Income before income taxes	49,040	88,932	93,384	159,702
Provision for taxes	14,222	16,863	27,082	31,670
Net income	$34,818	$72,069	$66,302	$128,032

Basic income per share	$0.21	$0.43	$0.39	$0.76
Diluted income per share	$0.21	$0.43	$0.39	$0.76

Weighted average common shares outstanding:
Basic	168,262	168,749	168,167	168,621
Diluted	168,918	169,472	168,754	169,217

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	September 30,
	2018	2018
Assets
Cash and cash equivalents	$547,415	$487,896
Short-term investments in securities	279,787	356,815
Accounts receivable, net	284,514	263,064
Inventories	516,777	555,761
Other current assets	73,231	80,930
Total current assets	1,701,724	1,744,466
Property, plant and equipment, net	418,286	437,554
Goodwill and other intangibles	444,910	452,526
Other assets	107,846	105,818

TOTAL ASSETS	$2,672,766	$2,740,363

Liabilities and Stockholders' Equity
Accounts payable	$116,046	$94,283
Income taxes payable and accrued expenses	178,517	224,001
Total current liabilities	294,563	318,284
Other liabilities	134,760	123,477

TOTAL LIABILITIES	429,323	441,761

TOTAL STOCKHOLDERS' EQUITY	2,243,443	2,298,602

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,672,766	$2,740,363

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects, trends, and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2019, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; changes to import/export regulations and tariffs; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to successfully integrate and realize expected synergies from acquired businesses; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2018. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Michael Hufnagel

864-967-9351

investor.relations@avx.com